Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

NextTrip, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.001 par value per share	Rule 457(c)	2,366,056	$3.22	$7,618,700.32	$0.00015310	$1,166.42
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$1,166.42
	Total Fees Previously Paid							-
	Total Fees Offsets							$1,166.42
	Net Fee Due							$0.00	(3)

(1)	Represents the shares of common stock, par value $0.001 per share (“Common Stock”), of NextTrip, Inc. (the “Registrant”) that will be offered for resale by the selling stockholders pursuant to the prospectus contained in the Registration Statement on Form S-1 (the “Registration Statement”) to which this exhibit is attached. The Registration Statement registers an aggregate of 2,366,056 shares of Common Stock, which consists of (i) 33,000 shares of Common Stock issuable upon conversion of outstanding shares of the Registrant’s Series K Nonvoting Convertible Preferred Stock issued to SIS II in a private placement on December 31, 2024 (the “Series K Offering”); (ii) 220,000 shares of Common Stock issuable upon exercise of warrants issued to SIS II in connection with the Series K Offering; (iii) 1,669,341 shares of Common Stock may be sold and issued to Alumni Capital LP (“Alumni”) from time to time pursuant to a Securities Purchase Agreement entered into with Alumni on September 19, 2024 (the “Alumni Purchase Agreement”); (iv) 32,786 shares of Common Stock issued to Alumni as commitment shares in connection with the execution of the Alumni Purchase Agreement; (v) 176,774 shares of Common Stock issuable upon exercise of warrants issued to Alumni, together with non-convertible promissory notes, pursuant to Securities Purchase Agreements entered into with Alumni on September 19, 2024 and April 1, 2025, respectively; and (vi) 234,155 shares issuable upon exercise of Series A Warrants issued to Iroquois Master Fund Ltd. and Iroquois Capital Investment Group LLC in a private placement on April 2, 2020. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover any additional shares of Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices for the Common Stock, as reported on the Nasdaq Capital Market on June 17, 2025, a date within five business days prior to the filing of the Registration Statement.

(3)	See Table 2.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	NextTrip, Inc.	S-1	333-278562 (1)	April 8, 2024		$1,166.42	Equity	Common Stock and Common Stock Underlying Pre-Funded Warrants	(1)	(1)
	NextTrip, Inc.	S-1	333-278562 (1)	April 8, 2024		$0.00	Equity	Common Stock Underlying Common Stock Warrants	(1)	(1)
	NextTrip, Inc.	S-1	333-278562 (1)	April 8, 2024		$0.00	Equity	Common Stock Underlying Underwriter Warrants	(1)	(1)

Fee Offset Source	NextTrip, Inc.	S-1	333-278562 (1)		April 8, 2024						$3,513.62

(1)	The Registrant previously paid a registration fee of 3,513.62 in connection with the registration of shares of Common Stock, pre-funded warrants, common stock warrants and underwriter warrants with a proposed maximum aggregate offering price of $23,805,000, all under that Registration Statement on Form S-1 (File No. 333-278562) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on April 8, 2024, as amended on October 1, 2024, November 12, 2024 and December 16, 2024 (as amended, the “Prior S-1”). The Registrant subsequently paid an additional $130.93 in registration fees in connection with the registration of the same securities in connection with the filing of Amendment No. 1 to the Prior S-1, which was filed with the Commission on October 1, 2024. The Prior S-1 was not declared effective, and no securities were sold thereunder. The Prior S-1 was withdrawn by filing a Form RW with the SEC on April 7, 2025. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $1,166.42 of the aforementioned unused filing fees previously paid by the Registrant in connection with its filing of the Prior S-1 to offset the entirety of the filing fee payable in connection with this Registration Statement. As a result of such offset, the Registrant will have $2,478.13 remaining in unused filing fees available to be applied to future filings of the Registrant.